Exhibit 3.27

CERTIFICATION OF INCORPORATION

OF

JW RESOURCES INC.

STATE OF ALABAMA I

MONTGOMERY COUNTY I

I, the undersigned Walker Hobbie, Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Certificate of Incorporation of

JW RESOURCES INC.

has this day been filed for record in the Probate Court of Montgomery County, Alabama; and that the Certificate of Incorporation has been recorded in compliance of Title 10-2A-92 of the Code of Alabama, and that the incorporators of said corporation, their successors and assigns, constitute a body corporate under the name sat forth in said Certificate, namely:

JW RESOURCES INC.

IN WITNESS WHEREOF, I, the said Walker Hobbie, Jr., as Judge of Probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said Probate on this the 21st day of September, 1988.

/s/ Walker Hobbie, Jr.
WALKER HOBBIE, JR.
JUDGE OF PROBATE
MONTGOMERY COUNTY, ALABAMA.

ARTICLES OF INCORPORATION

OF

JW RESOURCES INC.

The undersigned, acting as incorporator of a corporation under the Alabama Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is JW Resources Inc.

SECOND: The period of its duration is perpetual.

THIRD: The purpose or purposes for which the corporation is organized include: The transaction of any or all lawful business for which corporation may be incorporated under the Alabama Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) common shares, par value $.01 per share.

FIFTH: Provisions for the regulation of the internal affairs of the corporation are contained in the By-Laws of the corporation.

SIXTH: The location and mailing address of the initial registered office of the corporation is 60 Commerce Street, Montgomery, Alabama 36103 and the name of its initial registered agent at such address is The Corporation Trust Company.

SEVENTH: The number of directors constituting the initial board of directors of the corporation is two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address
Michael T. Tokarz	9 West 57th street
New York, New York

Perry Golkin	9 West 57th Street
New York, New York

EIGHTH: The name and address of the incorporator is:

Name	Address
Jeffrey M. Krauss	One Battery Park Plaza
New York, New York

Dated: September 20, 1988

/s/ Jeffrey M. Krauss
Jeffrey M. Krauss
Incorporator

ARTICLES OF MERGER

OF

JW RESOURCES HOLDINGS CORPORATION

AND

JW RESOURCES INC.

In accordance with the provisions of Sections 10-2A-143 and 10-2A-146 of the Code of Alabama of 1975, JW Resources Holdings Corporation, a Delaware corporation, and JW Resources Inc, an Alabama corporation, adopt the following Articles of Merger for the purpose of merging JW Resources Holdings Corporation, a Delaware corporation, into JW Resources Inc, an Alabama corporation:

1. The law of the State of Delaware permits such merger.

2. The name of the surviving corporation is JW Resources Inc., the name of which corporation shall be changed as a result of and upon the effectiveness of such merger to Jim Walter Resources, Inc, and it is to be governed by the laws of the State of Alabama.

3. The plan of merger approved by the corporations is as set forth in the Agreement and Plan of Merger which is attached hereto and made a part hereof.

4. JW Resources Holdings Corporation, a Delaware corporation, has issued and outstanding one thousand (1,000) shares of its common stock, par value $.01 per share. JW Resources Inc, an Alabama corporation, has issued and outstanding one thousand (1,000) shares of its common stock, par value $.01 per share.

5. One thousand (1,000) shares of the common stock of JW Resources Holdings Corporation, a Delaware corporation, were voted in favor of the said plan of merger and no shares of the common stock of said corporation were voted against said plan of merger. One thousand (1,000) shares of the common stock of JW Resources Inc., an Alabama corporation, were voted in favor of the said plan of merger and no shares of the common stock of said corporation were voted against said plan of merger.

6. The county in which the Articles of Incorporation of JW Resources Inc., an Alabama corporation, are filed is Montgomery County, Alabama.

IN WITNESS WHEREOF, each of the corporations has duly caused these Articles of Merger to be executed by its duly authorized officers as of this 21st day of March, 1991.

JW RESOURCES HOLDINGS CORPORATION

By	/s/ W. H. Weldon
W. H. Weldon
Its Vice President

and

By	/s/ J. F. Turbiville
J. F. Turbiville
Its Secretary

JW RESOURCES INC.

By	/s/ W. H. Weldon
W. H. Weldon
Its Vice President

and

By	/s/ J. F. Turbiville
J. F. Turbiville
Its Secretary

This instrument prepared by:

Lindsay L. Sinor

Bradley, Arant, Rose & White

1400 Park Place Tower

Birmingham, Alabama 35203

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, entered into as of March 21, 1991, between JW Resources Holdings Corporation, a Delaware corporation (herein Called “Holdings”), and JW Resources Inc., an Alabama corporation (herein called “Resources” and Holdings and Resources being sometimes herein together referred to as the “Constituent Corporations”);

WITNESSETH:

WHEREAS, all of the issued and outstanding capital stock of Holdings and of Resources is owned by Hillsborough Holdings Corporation; and

WHEREAS, the boards of directors of Holdings and Resources, respectively, deem it advisable for the general welfare and advantage of their respective corporations and their respective shareholders and stockholders, as the case may be, that Holdings merge with and into Resources pursuant to this Agreement and Plan of Merger and pursuant to applicable law (such transaction being herein called the “Merger”); and

WHEREAS, the respective boards of directors of the Constituent Corporations have approved this Agreement and Plan of Merger and have directed that this Agreement and Plan of Merger be submitted to the stockholders or shareholders, as the case may he, of each of the Constituent Corporations for their approval;

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree with each other that Holdings shall be merged with and into Resources which shall be the surviving corporation in accordance with the applicable laws of the States of Alabama and Delaware and that the terms and conditions of the Merger and the mode of carrying it into effect are and shall be as follows:

ARTICLE I

DEFINITIONS

In addition to the words and terms defined elsewhere herein, the words and terms defined in this Article I shall, for all purposes of this Agreement and Plan of Merger,

have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

1.01 “Agreement” or “this Agreement” shall mean this Agreement and Plan of Merger as the same may be supplemented or amended from time to time;

1.02 “Effective Time of the Merger” shall have the meaning specified In Section 2.04 of this Agreement;

1.03 “Merger” shall mean the merger of Holdings with and into Resources in accordance with this Agreement and applicable law; and

1.04 “Surviving Corporation” shall mean Resources and its successors and assigns, as provided in Section 2.02 of this Agreement.

ARTICLE II

CONSTITUENT AND SURVIVING CORPORATIONS;

MERGER; EFFECTIVE TIME

2.01 Constituent Corporations. The names of the corporations which are the constituent corporations to the Merger are JW Resources Holdings Corporation, a Delaware corporation, and JW Resources Inc., an Alabama corporation.

2.02 Surviving Corporation, and Change of Name. The surviving corporation is and will be JW Resources Inc., and the name of the surviving corporation will be changed at the Effective Time of the Merger to Jim Walter Resources, Inc.

2.03 Capitalization of Constituent Corporations.

(a) Holdings. The designation and number of outstanding shares of each class and series of the capital stock of Holdings is as follows: common stock, par value $.01 per share (herein called “Holdings Common Stock”), of which one thousand (1,000) shares are authorized to be issued and of which one thousand (1,000) shares are issued and outstanding. The holder of the shares of Holdings Common Stock is entitled to vote with respect to the Merger.

(b) Resources. The designation and number of outstanding shares of each class and series of the capital stock of Resources is as follows: (i) common stock, par value $.01 per share (herein called “Resources Common Stock”), of which one thousand (1,000) shares are authorized to be issued, and of which one thousand (1,000) shares are issued and outstanding. The holder of the shares of Resources Common Stock is entitled to vote with respect to the Merger.

2.04 Merger. Subject to the terms and conditions of this Agreement, in accordance with the provisions of the Alabama Business Corporation Act and the General Law of the State of Delaware, Holdings shall be merged with and into Resources, which shall be the Surviving Corporation.

The Merger shall become effective upon the happening of all of the following:

(i) the due execution and filing of a certificate of merger in accordance with Sections 103 and 252 of the General Corporation Law of the State of Delaware; and

(ii) the filing of executed and verified articles of merger by the Secretary of State of the State of Alabama and the issuance of a certificate of merger with respect thereto in accordance with §§ 10-2A-143 and 10-2A-146 of the Code of Alabama of 1975.

The time when the Merger shall become effective is herein called the “Effective Time of the Merger”.

ARTICLE III

GOVERNING LAW;

ARTICLES OF INCORPORATION;

BYLAWS

3.01 Governing Law. Resources, as the Surviving Corporation, shall be governed by the laws of the State of Alabama.

3.02 Articles of Incorporation. At the Effective Time of the Merger, the articles of incorporation of Resources in effect immediately prior to the Effective Time of the Merger shall be amended as follows:

Article I of the articles of incorporation of Resources shall be amended to read as follows:

“The name of the Corporation is Jim Walter Resources, Inc.”

As so amended, the amended articles of incorporation of Resources shall be the articles of incorporation of the Surviving Corporation from and after the Effective Time of the Merger until amended or restated as therein or by law provided.

3.03 Bylaws. The bylaws of Resources as in effect immediately prior to the Effective Time of the Merger shall continue in force and be the bylaws of the Surviving Corporation after the Effective Time of the Merger until amended as therein or by law provided.

ARTICLE IV

OFFICERS AND DIRECTORS

The officers of Resources at the Effective Time of the Merger shall be the officers of the Surviving Corporation, each to bold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The persons who are directors of Resources immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, be the directors of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE V

MANNER OF CONVERTING SHARES; CAPITALIZATION

The mode of carrying the Merger into effect and the manner and basis of converting the shares of the Constituent Corporations into shares of the Surviving Corporation, forthwith at the Effective Time of the Merger, are as follows:

(a) Each share of Holdings Common Stock issued and outstanding or held as treasury shares immediately prior to the Effective Time of the Merger shall, by virtue of the Merger be cancelled and retired, and no shares of stock or other securities or obligations or cash of the Surviving Corporation shall be issued therefor; and

(b) Each share of Resources Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall remain issued and outstanding and shall represent one share of common stock of the Surviving Corporation.

The stock transfer book relating to Holdings Common Stock shall be closed. as of the Effective Time of the Merger, and no transfer of record of any certificate representing shares of Holdings Common Stock outstanding prior to the Effective Time of the Merger shall take place thereafter. The stock transfer book relating to Resources

Common Stock shall at the Effective Time of the Merger become the stock transfer book of the Surviving Corporation.

ARTICLE VI

EFFECT OF THE MERGER

At the Effective Time of the Merger, the separate corporate existence of Holdings shall cease, except insofar as it may be continued by statute, and it shall be merged with and into Resources, the Surviving Corporation, with the effects set forth in the Alabama Business Corporation Act and the General Corporation Law of the State of Delaware.

Holdings shall, to the extent permitted by law, from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, execute and deliver, or cause to be executed and delivered, all such deeds and instruments and take, or cause to be taken, such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of said corporation acquired or to be acquired by reason or as a result of the Merger and otherwise to carry out the intent and purposes of this Agreement, and the proper officers and directors of Holdings and of the Surviving Corporation are hereby authorized, in the name of Holdings or Resources or otherwise, to take any and all such action.

ARTICLE VII

TERMINATION

This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by the shareholders or stockholders, as the case may be, of any of the Constituent Corporations, by resolution of the board of directors of any of the Constituent Corporations, if any circumstances develop which in the opinion of such board of directors make proceeding with the Merger inadvisable. In the event of such termination and abandonment, this Agreement shall become void and have not effect, without any liability on the part of any of the Constituent Corporations or their stockholders or shareholders, directors, or officers with respect thereto.

ARTICLE VIII

AGREEMENT TO SERVICE OF PROCESS IN DELAWARE

The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Holdings, as well as for enforcement of any obligation of the Surviving Corporation arising from this Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code (the General Corporation Law of the State of Delaware), and hereby irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is as follows:

Jim Walter Resources, Inc.
1500 North Dale Mabry Highway
Tampa, Florida 33607
Attention: J. F. Turbiville, Secretary

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.01 Amendment and Modification: Waiver; Etc. The parties hereto, by mutual agreement in writing approved by their respective boards of directors, or their respective officers authorized by their respective board of directors, may amend, modify and supplement this Agreement in any respect.

9.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, except to the extent the corporate laws of the State of Delaware shall apply to Holdings.

9.03 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

9.04 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.05 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

9.06 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto on the date first above written.

JW RESOURCES HOLDINGS CORPORATION

By	/s/ W. H. Weldon
W. H. Weldon
Its Vice President

[CORPORATE SEAL]

ATTEST:

By	/s/ J. F. Turbiville
J. F. Turbiville
Its Secretary

JW RESOURCES INC.

By	/s/ W. H. Weldon
W. H. Weldon
Its Vice President

[CORPORATE SEAL]

ATTEST:

By	/s/ J. F. Turbiville
J. F. Turbiville
Its Secretary

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

JIM WALTER RESOURCES, INC.

TO THE HONORABLE SECRETARY OF STATE OF ALABAMA:

Pursuant to the provisions of Article 10 of Chapter 2B of Title 10- of the Code of Alabama of 1975 (§ 10-2B-10.01, et seq.) and $ 10-2B-1.25(4) of the Code of Alabama of 1975, the undersigned corporation executes the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Jim Walter Resources, Inc.

SECOND: The Articles of Incorporation of the said corporation shall be amended by adding Article Ninth to read as follows:

“Ninth. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code, 11 U.S.C. § 1123; provided, however, that this provision (i) will have no further force and effect beyond that required by such Section, (ii) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.”

THIRD: The foregoing amendment to the Articles of Incorporation was adopted by the Board of Directors and by written consent of the sole shareholder of said corporation on February 9, 1995, in the manner prescribed by the Alabama Business Corporation Act.

FOURTH: The common stock of the said corporation, par value $.01 per share, was the only voting group entitled to vote on the amendment. As of the record date when said amendment was adopted, there were 1,000 shares of such common stock outstanding, and the holder[s] of such shares was entitled to cast one vote per share, or an aggregate of 1,000 votes. There were 1,000 votes entitled to be cast by the sole shareholder of the common stock of the said corporation.

FIFTH: The total number of votes cast for the amendment by the holder of the common stock of the said corporation was 1,000, and the total number of votes cast against the amendment by the holder of the common stock of the said corporation was none, and the number of votes cast for the amendment was sufficient for approval of the amendment by the holder of the common stock of the said corporation.

Dated this 9th day of February, 1995.

JIM WALTER RESOURCES, INC.

By:	/s/ K. J. Matlock
K. J. Matlock
Its Vice President

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

JIM WALTER RESOURCES, INC.

STATE OF ALABAMA	)
)
COUNTY OF JEFFERSON	)

TO THE HONORABLE SECRETARY OF STATE OF ALABAMA:

Pursuant to the provisions of Article 10 of Chapter 2B of Title 10 of the Code of Alabama of 1975 (§ 10-2B-10.01, et seq.) and § 10-2B-1.25(c)(4) of the Code of Alabama of 1975, the undersigned corporation executes the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Jim Walter Resources, Inc.

SECOND: Article THIRD of the Articles of Incorporation of the said corporation shall be amended to read as follows:

THIRD: The purpose or purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, but not limited to, the acquisition, ownership, management and disposition of real property and interests and leasehold estates in minerals and mineral rights, including but not limited to coal, coalbed methane gas and natural gas, and the extraction, processing, transportation and sale of such minerals and mineral rights.”

THIRD: The foregoing amendment to the Articles of Incorporation was adopted by the shareholders of the said corporation, by execution of an action by unanimous written consent of shareholders in lieu of a meeting dated January 11, 1996, in the manner prescribed by the Alabama Business Corporation Act.

FOURTH: The common stock of the said corporation, par value $.01 per share, was the only voting group entitled to vote on the amendment. There were 1,000 shares of such common stock outstanding, and the holders of such shares were entitled to cast one vote per share, or an aggregate of 1,000 votes. The shareholders executing the action by unanimous written consent of shareholders in lieu of a meeting were indisputably entitled to cast 1,000 votes with respect to the said amendment.

FIFTH: The total number of undisputed votes cast for the amendment by the holders of the common stock of the said corporation, by the execution of an action by unanimous written consent of the shareholders in lieu of a meeting, was 1,000, and the number of votes cast for the amendment was sufficient for approval of the amendment by the holders of the common stock of the said corporation.

Dated this 15th day of January, 1996.

Jim Walter Resources, Inc.

By	/s/ W. Carr
W. Carr
Its President